RJR NABISCO HOLDINGS CORP.    EXHIBIT 1.1
                                     BORDEN, INC.
                                       FORM OF
                                  PURCHASE AGREEMENT

                                 STANDARD PROVISIONS
                                    (COMMON STOCK)




                                                   _________ __, 1995


                    From time to time, Borden, Inc., a New Jersey corporation (the "Selling Stockholder"), and RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), may enter into one or more purchase agreements that provide for the sale of up to 70,000,000 shares of Common Stock, par value $.01 per share (the "Registered Shares"), of the Company by the Selling Stockholder to the several underwriters named therein. The Registered Shares involved in any such offering are hereinafter referred to as the "Shares". The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (a "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement.

                    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Shares together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").















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                    1.   Representations and Warranties of the Company.
                         ---------------------------------------------
          The Company represents and warrants to each of the Underwriters (as defined in the Purchase Agreement) that:

                    (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                    (b) (i) Each document, if any, filed or to be filed
               pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
               (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to (A) any Underwriter furnished to the Company in writing by such Underwriter through the Manager (as defined in the Purchase Agreement) expressly for use therein or (B) the Selling Stockholder relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein.

                    (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or the results of operations of the Company and its subsidiaries, taken as a whole.


















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                    (d)  Each of RJR Nabisco, Inc. ("RJRN"), R.J. Reynolds
               Tobacco Company, R.J. Reynolds Tobacco International, Inc. and Nabisco Holdings Corp. ("Nabisco") (collectively, the "Principal Operating Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or the results of operations of the Company and its subsidiaries, taken as a whole.

                    (e) (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; (ii) except as set forth in the Prospectus and except for 51,750,000 shares of Class A Common Stock of Nabisco, all of the outstanding capital stock of each of the Principal Operating Subsidiaries which is owned by the Company is owned directly or indirectly by the Company free and clear of any security interest, claim, lien or other encumbrance or preemptive rights; and (iii) except for (A) options to acquire common stock of Nabisco granted to certain directors, officers and employees of the Company and Nabisco and (B) the option granted to RJRN to acquire shares of Class B Common Stock of Nabisco pursuant to the Corporate Agreement between RJRN and Nabisco dated as of January 26, 1995, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Principal Operating Subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

                    (f) This Agreement has been duly authorized, executed and delivered by the Company.

                    (g) The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

                    (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument


















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               binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for such contraventions that would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and except such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Shares.

                    (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (including any amendments or supplements thereto subsequent to the date of this Agreement which have been agreed to by the Manager and the Company).

                    (j) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                    (k) Neither the Company nor RJRN is, or after giving effect to the offering and sale of the Shares will be, and neither the Company nor RJRN is directly or indirectly controlled by, or acting on behalf of any person which is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

                    (l)  The Company has complied with all provisions of
               Section 517.075 Florida Statutes (Chapter 92-198, Laws of
               Florida).

                    2.   Representations and Warranties of the Selling
                         ---------------------------------------------
          Stockholder.  The Selling Stockholder represents and warrants to
          -----------
          each of the Underwriters that:

                    (a)  The Selling Stockholder has been duly
               incorporated, is validly existing as a corporation in good




















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               standing under the laws of the State of New Jersey, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Selling Stockholder and its subsidiaries, taken as a whole.

                    (b) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

                    (c) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Selling Stockholder or any agreement or other instrument binding upon the Selling Stockholder or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder or any subsidiary, except for contraventions that would not have a material adverse effect on the financial condition or results of operations of the Selling Stockholder and its subsidiaries taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as have been obtained and except such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Shares.

                    (d) The Selling Stockholder has good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims and the legal right and power to enter into this Agreement.

                    (e) Upon delivery of the Shares and payment therefor pursuant to this Agreement, the Selling Stockholder will pass good and valid title to the Shares free and clear of all liens, encumbrances, equities or claims.

                    (f) (i) Each part of the Registration Statement relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to




















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               be stated therein or necessary to make the statements
               therein not misleading and (ii) each part of the Prospectus relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    3.   Public Offering.  The Company and the Selling
                         ---------------
          Stockholder are advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Shares are set forth in the Prospectus.

                    4.   Purchase and Delivery.  Except as otherwise
                         ---------------------
          provided in this Section 4, payment for the Shares shall be made by certified or official bank check or checks payable to the order of the Selling Stockholder in New York Clearing House funds (or such other funds as are specified in the Purchase Agreement) at the time and place set forth in the Purchase Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Shares, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid.

                    5.   Conditions to Closing.  The several obligations of
                         ---------------------
          the Underwriters hereunder are subject to the following conditions:

                    (a) Subsequent to the execution and delivery of the Purchase Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                    (b) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its




















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               part to be performed or satisfied on or before the Closing
               Date. The officer signing and delivering such certificate may rely upon the best of such officer's knowledge as to proceedings threatened.

                    (c) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of such officer's knowledge as to proceedings threatened.

                    (d) The Manager shall have received on the Closing Date an opinion of counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

                    (e) The Manager shall have received on the Closing Date an opinion of counsel for the Selling Stockholder, dated the Closing Date, to the effect set forth in Exhibit B.

                    (f) The Manager shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C.

                    (g) The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                    6.   Covenants of the Company.  In further
                         ------------------------
          consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

                    (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto



                                         -7-
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               or to the Registration Statement as the Manager may
               reasonably request.

                    (b) Prior to the termination of the offering of the Shares pursuant to this Agreement, before amending or supplementing the Registration Statement or the Prospectus with respect to the Shares, to furnish to the Manager a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which the Manager reasonably objects promptly after reasonable notice thereof; provided, however, that the foregoing shall not apply to any
               --------  -------
               of the Company's filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Manager promptly after being transmitted for filing with the Commission.

                    (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters or in the opinion of the Company, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Shares may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

                    (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc., provided that the Company shall not be obligated to so
               --------
               qualify the Shares if such qualification requires it to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction in which it is not so registered or qualified.





















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                    (e)  To make generally available to the Company's
               security holders and to the Manager as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                    7.   Indemnification and Contribution.  (a)  The
                         --------------------------------
          Company agrees to indemnify and hold harmless each Underwriter, the Selling Stockholder, the directors of the Selling Stockholder and each person, if any, who controls such Underwriter or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based (i) upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (ii) upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein; provided that the
                                                 --------
          foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter, to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                    (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls such Underwriter or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Stockholder, but in each case only with reference to such information relating to the Selling Stockholder furnished to the


















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          Company by the Selling Stockholder in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided
                                                               --------
          that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter, to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                    (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Stockholder, each of their directors, each of the officers of the Company who signs the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Company and the Selling Stockholder to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                    (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood




















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          that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm acting on behalf of the indemnified parties related to the Company shall be designated in writing by the Company. Such firm acting on behalf of the indemnified parties related to the Selling Stockholder shall be designated in writing by the Selling Stockholder. Such firm acting on behalf of the indemnified parties related to the Manager shall be designated in writing by the Manager. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                    (e)  If the indemnification provided for in paragraphs
          (a), (b) or (c) of this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the relative fault of the indemnifying party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Shares (before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Shares. The relative fault of the Company, the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in





















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          proportion to the respective number of shares of Common Stock they have purchased hereunder, and not joint.

                    (f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                    (g) The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company and the Selling Stockholder contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company or by or on behalf of the Selling Stockholder, its directors or any person controlling the Selling Stockholder and
          (iii) acceptance of and payment for any of the Shares.

                    8.   Termination.  This Agreement shall be subject to
                         -----------
          termination, by notice given by the Manager to the Company and the Selling Stockholder, if (a) after the execution and delivery of the Purchase Agreement and prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading of any equity securities of the Company on the New York Stock Exchange shall have been suspended, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, which event is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the reasonable judgment of the Manager, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                    9.   Defaulting Underwriters.  If, on the Closing Date,
                         -----------------------
          any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate number of Shares set forth opposite their respective names in the applicable Purchase Agreement bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no
                                                      --------
          event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Manager and the Company and the Selling Stockholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder. In any such case either the Manager or the Selling Stockholder shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                    If this Agreement shall be terminated by the
          Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than termination due to the preceding paragraph or Section 8 hereof) the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Shares, provided that the
                                                   --------
          Company and the Selling Stockholder shall have no further liability to any Underwriter except as provided in Section 7 hereof and with respect to the payment of expenses referred to in paragraph (d) of Section 6 hereof.

                    10.  Miscellaneous.  The Purchase Agreement may be
                         -------------
          signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law and except as may otherwise be required by mandatory provisions of law.

                    11.  Headings.  The headings of the sections of this
                         --------
          Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                  Exhibit A



                                      Opinion of
                               Counsel for the Company

                    The opinion of counsel for the Company, to be delivered pursuant to Section 5(d) of the Purchase Agreement, shall be to the effect that:

                      (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                     (ii) each Principal Operating Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (iii) (a) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; (b) except for 51,750,000 shares of Class A Common Stock of Nabisco, all of the outstanding capital stock of each of the Principal Operating Subsidiaries is owned directly or indirectly by the Company free and clear of any security interest, claim, lien or other encumbrance or preemptive rights; and (c) except for
               (i) options to acquire common stock of Nabisco granted to certain directors, officers and employees of the Company and Nabisco and (ii) the option granted to RJRN to acquire shares of Class B Common Stock of Nabisco pursuant to the Corporate Agreement between RJRN and Nabisco dated as of January 26, 1995, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Principal Operating Subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

                     (iv) the Purchase Agreement has been duly authorized, executed and delivered by the Company;

                      (v) the Shares have been duly authorized and are validly issued, fully paid and nonassessable;

                     (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for such contraventions that would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, except such as have been obtained under the Securities Act and the Exchange Act and except such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Shares;

                    (vii) the statements in the Prospectus under the caption "Description of Holdings Capital Stock", insofar as such statements constitute summaries of the legal matters or documents referred to therein are accurate in all material respects;

                   (viii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                     (ix) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and Prospectus (except for financial statements and schedules and financial and statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) has no reason to believe that (except for financial statements and schedules and financial and statistical data as to which such counsel need not express any belief) the Registration Statement, on the date it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as aforesaid), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, and (3) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                    In rendering such opinion, such counsel may rely as to
               certain matters of fact on certificates of officers of the Company and of public officials and with respect to matters of New Jersey law, on a member of the Company's legal staff admitted to practice in the State of New Jersey and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of New York, the federal law of the United States and the Delaware General Corporation Law.

                    The opinion of counsel for the Company (other than an
               opinion of an officer of the Company) shall be rendered to you at the request of the Company and shall so state therein.

                    With respect to paragraph (ix) above, counsel for the Company may state that such counsel's opinion and belief are based upon such counsel's participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                                                                  Exhibit B

                                      Opinion of
                         Counsel for the Selling Stockholder

                    The opinion of counsel for the Selling Stockholder, to
               be delivered pursuant to Section 5(e) of the Purchase Agreement, shall be to the effect that:

                         (i)  the Selling Stockholder has been duly
                    incorporated, is validly existing as a corporation in good standing under the laws of the State of New Jersey, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Selling Stockholder and its subsidiaries, taken as a whole;

                         (ii) the Purchase Agreement has been duly
                    authorized, executed and delivered by the Selling
                    Stockholder;

                         (iii) the execution and delivery by the Selling
                    Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Purchase Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Selling Stockholder or any agreement or other instrument listed or referred to in Items 4 and 10 of the exhibits to the Selling Stockholder's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder or any subsidiary, except for contraventions that would not have a material adverse effect on the financial condition or results of operations of the Selling Stockholder and its subsidiaries taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under the Purchase Agreement, except such as have been obtained and except such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Shares.

                         (iv) Immediately prior to the delivery of the
                    certificates for the Shares at the Closing Date, the Selling Stockholder was the sole registered owner of the Shares and the Selling Stockholder had full power, right and authority to sell the shares; assuming the Underwriters purchase the Shares in good faith and without notice of any adverse claim, upon delivery by the Selling Stockholder to the Underwriters of certificates for the Shares against payment therefor as provided in the Purchase Agreement, the Underwriters will acquire all of the rights of the Selling Stockholder in the Shares free of any adverse claim.

                    In rendering such opinion, such counsel may rely as to
               certain matters of fact on certificates of officers of the Selling Stockholder and of public officials and with respect to matters of New Jersey law, on a member of the Selling Stockholder's legal staff or on such other counsel as it believes to be reliable as to such matters and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of New York and the federal law of the United States.

                    The opinion of counsel for the Selling Stockholder
               (other than an opinion of an officer of the Selling Stockholder) shall be rendered to you at the request of the Selling Stockholder and shall so state therein.

                                                                  Exhibit C



                                     Opinion of
                             Counsel for the Underwriters


                    The opinion of counsel for the Underwriters, to be delivered pursuant to Section 5(f) of the Purchase Agreement, shall be to the effect that:

                      (i) the Purchase Agreement has been duly authorized, executed and delivered by the Company;

                     (ii) the Shares have been duly authorized and are validly issued, fully paid and nonassessable;

                    (iii) the statements in the Prospectus under the caption "Description of Holdings Capital Stock", insofar as such statements constitute summaries of the legal matters or documents referred to therein, are accurate in all material respects; and

                     (iv) such counsel (1) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective contained, and as of the date such opinion is delivered, contains any untrue statement of a material fact or, when such part became effective, omitted or, as of the date such opinion is delivered, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (3) has no reason to believe that (except for financial statements and schedules and financial and statistical data as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    With respect to clause (iv) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.

                                  PURCHASE AGREEMENT



                                                    ____________, 1995



          RJR NABISCO HOLDINGS CORP.
          1301 Avenue of the Americas
          New York, New York 10019

          BORDEN, INC.
          180 East Broad Street
          Columbus, Ohio 43215

          Dear Ladies and Gentlemen:

                    We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that BORDEN, INC., a New Jersey corporation (the "Selling Stockholder"), proposes to sell ______ shares of Common Stock (par value $.01 per share) of RJR NABISCO HOLDINGS CORP. (the "Shares").

                    Subject to the terms and conditions set forth or incorporated by reference herein, the Selling Stockholder hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective number of Shares set forth below opposite their names at a purchase price of $_____ per share.

                Name                                     Number of Shares
                ----                                     ----------------
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          The Underwriters will pay for the Shares upon delivery thereof at the offices of
                         ---------------------------------------------------
                                   at __:00 a.m. (New York time) on
          ------------------------
          __________, 1995, or at such other time, not later than
          __:00 p.m. (New York time) on ___________, 1995, as shall be agreed upon in writing by the Manager and the Selling
          Stockholder. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

                    The Shares have the terms set forth in the Prospectus dated _________, 1995, and the Prospectus Supplement dated __________, 1995, including the following:

                    All provisions contained in the document entitled
               RJR NABISCO HOLDINGS CORP./BORDEN, INC. Purchase
               Agreement Standard Provisions (Common Stock) dated _________, 1995, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

                    Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                              Very truly yours,

                              [MANAGING UNDERWRITERS]

                              Acting severally on behalf of themselves and the several Underwriters named herein


                              By:  [Managing Underwriters]

                                   By:  ____________________________
                                        Name:
                                        Title:

          Accepted:

          BORDEN, INC.


          By:  ______________________________
             Name:
             Title:


          RJR NABISCO HOLDINGS CORP.


          By:  ______________________________
             Name:
             Title:




































                                         -3-